Exhibit 99.1


Form 3 Joint Filer Information

Name:  FBL Financial Group, Inc.

Address:  	5400 University Avenue
		West Des Moines, IA 50266

Designated Filer:	Farm Bureau Life Insurance Company

Issuer and Ticker Symbol: American Equity Investment Life
Holdings Company (AEL)

Date of event requiring statement:  07/05/1999

Signature: __/s/ Stephen M. Morain___
		Stephen M. Morain
		Senior Vice President and General Counsel